                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        HEALTHCARE SERVICES GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                       HEALTHCARE SERVICES GROUP, INC.
                             2643 HUNTINGDON PIKE
                    HUNTINGDON VALLEY, PENNSYLVANIA 19006


                                    ------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 13, 1997


                                    ------

To the Shareholders of HEALTHCARE SERVICES GROUP, INC.


   NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Healthcare Services Group, Inc. (the "Company") will be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 13, 1997, at 10:00 A.M., for the following purposes:

       1. To elect eight directors;

       2. To approve and ratify the selection of Grant Thornton LLP as the independent public accountants of the Company for its current fiscal year ending December 31, 1997; and

       3. To consider and act upon such other business as may properly come before the meeting.

   Only shareholders of record at the close of business on April 7, 1997 will be entitled to vote at the Annual Meeting.


   Please sign and promptly mail the enclosed proxy, whether or not you expect to attend the Meeting, in order that your shares may be voted for you.
A return envelope is provided for your convenience.


                                           By Order of the Board of Directors

                                                   DANIEL P. MCCARTNEY
                                                Chairman of the Board and
                                                 Chief Executive Officer

Dated: Huntingdon Valley, Pennsylvania
       April 7, 1997

                       HEALTHCARE SERVICES GROUP, INC.
                             2643 Huntingdon Pike
                    Huntingdon Valley, Pennsylvania 19006


                                    ------

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 13, 1997

                                    ------


   This Proxy Statement is furnished to the Shareholders of Healthcare Services Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 13, 1997 at 10:00 A.M. At the Annual Meeting the shareholders will consider the following proposals: (1) to elect eight directors; (2) to approve and ratify the selection of Grant Thornton LLP as the independent public accountants of the Company for its current fiscal year ending December 31, 1997; and (3) to consider and act upon such other business as may properly come before the Annual Meeting.

   This Proxy Statement is being mailed to shareholders on or about April 7, 1997.


                          PROXIES; VOTING SECURITIES

   Only holders of Common Stock, $.01 par value of the Company (the "Common Stock") of record at the close of business on April 7, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 8,113,563 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

   All shares that are represented by properly executed proxies received prior to or at the meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), if applicable, will be treated as shares that are present but which have not been voted.

   A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

   All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS


   At the Annual Meeting, eight directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of Shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected directors. Brokers that do not receive instructions are entitled to vote for the election of directors.


   The nominees are as follows:

                                 Name, Age, Principal Occupations
                                for the past five years and Current                                   Director
                               Public Directorships or Trusteeships                                     Since
                               ------------------------------------                                   --------
Daniel P. McCartney, 45, Chief Executive Officer and Chairman of the Board since 1977  ...........       1977

W. Thacher Longstreth, 76, elected to the Philadelphia City Council in 1983; Vice Chairman of
  Packard Press, a printing firm since July 1988; Director of Tasty Baking Company, Delaware
  Management Company, Keystone Insurance Company and Micro League Multimedia, Inc. ...............       1983(1)

Barton D. Weisman, 69, President and Chief Operating Officer of H.B.A. Corporation and H.B.A.
  Management, Inc., Florida based companies which own and/or manage nursing homes, for more than
  five years .....................................................................................       1983(2)

Joseph F. McCartney, 42, Regional Vice President of the Company for more than five years; brother
  of Daniel P. McCartney .........................................................................       1983

Robert L. Frome, Esq., 59, Member of the law firm of Olshan Grundman Frome & Rosenzweig LLP for
  more than five years; Director of NuCo2, Inc. ..................................................       1983

Thomas A. Cook, 51, President and Chief Operating Officer of the Company since July 1993;
  Executive Vice President and Chief Financial Officer of the Company for more than five years ...       1987

Robert J. Moss, Esq., 59, American Express Company since 1996; John Hancock Mutual Life Insurance
  Company since July 1992; and Member of Karr-Barth Associates, Inc., a financial services firm from November 1990 to June 1992; Vice President of Mindy Goldberg Associates, a consulting firm from January 1988 to November 1990; Member of the law firm of Dilworth, Paxson, Kalish & Kaufman
  from February 1985 to December 1987 ............................................................       1992(2)

John M. Briggs, CPA, 46, Partner of the certified public accounting firm of Tait, Weller & Baker
  for more than five years .......................................................................       1993(1)(2)

------
(1) Member of Stock Option Committee.
(2) Member of Audit Committee.

   The Directors recommend a vote FOR the nominees.

                      BOARD OF DIRECTORS AND COMMITTEES


   The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met eight times during the 1996 fiscal year. During 1996, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was director.

   The Board of Directors has established audit and stock option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1996 are described below:

       AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. Messrs. Robert J. Moss, Barton D. Weisman and John M. Briggs currently are members of the Audit Committee. The Audit Committee met once during 1996.

       STOCK OPTION COMMITTEE. The Stock Option Committee (composed of non-employee directors) administers the Company's Employee Plans, the 1996 Non-Employee Directors' Plan and a 1995 Directors' Plan which was terminated. With respect to the Employee Plans, the Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted. The 1996 Non-Employee Directors' Plan is a "formula" plan in that each director of the Company will receive options to purchase 5,000 shares of Common Stock on or about each December 5 until December 5, 2000 and newly appointed non-employee directors will receive a similar 5,000 share option on the date of his or her election to the Board. Mr. John M. Briggs and Mr. W. Thacher Longstreth comprise the Stock Option Committee. The Committee has limited administrative duties under the "formula" plan. The Stock Option Committee met twice during 1996.

   The Company does not have a nominating, executive or compensation committee. The functions customarily attributable to these committees are performed by the Board of Directors as a whole.

               PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP


   The following table sets forth information as of April 7, 1997, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, the Company's executive officers as defined in Item 402(a)(3) of Regulation S-K) and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


                                                              Amount and
                                                               Nature of       Percent
                                                              Beneficial         of
Name and Beneficial Owner or Group (1)                         Ownership        Class
--------------------------------------                        ----------       -------
Daniel P. McCartney  ....................................       998,106(2)       12.1%
State of Wisconsin Investment Board  ....................       750,000(3)        9.3%
Rockefeller & Co., Inc.  ................................       605,912(4)        7.5%
Wellington Management Company, LLP  .....................       595,700(5)        7.4%
Franklin Resources, Inc.  ...............................       478,050(6)        5.9%
Dimensional Fund Advisors Inc.  .........................       467,072(7)        5.8%
Thomas A. Cook  .........................................       192,000(8)        2.3%
Robert J. Moss  .........................................        31,000(9)       (17)
Robert L. Frome  ........................................       61,037(10)       (17)
Joseph F. McCartney  ....................................       65,000(11)       (17)
W. Thacher Longstreth  ..................................       47,153(12)       (17)
Barton D. Weisman  ......................................       75,500(13)       (17)
John M. Briggs  .........................................       26,000(14)       (17)
Brian M. Waters  ........................................       46,000(15)       (17)
James L. DiStefano  .....................................        6,500(16)       (17)
Directors and Executive Officers as a group (10 persons) .   1,548,296(18)       17.7%

------
 (1) The address of Daniel P. McCartney is 2643 Huntingdon Pike, Huntingdon Valley, PA 19006. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, WI 53707. The address of Rockefeller & Co., Inc.
     is 30 Rockefeller Plaza, New York, NY 10112. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The address of Franklin Resources, Inc. is 777 Mariners Island Blvd., San Mateo, CA 94403. The address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue, Santa Monica, CA 90401.
 (2) Includes incentive stock options to purchase 74,325 shares and nonqualified stock options to purchase 55,675 shares, all exercisable within sixty days of April 1, 1997. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of his position as founder, director, Chief Executive Officer and principal shareholder of the Company. Daniel P. McCartney is the brother of Joseph F. McCartney.
 (3) According to a Schedule 13G filed by State of Wisconsin Investment Board, dated January 21, 1997, it has sole voting power and dispositive power with respect to the 750,000 shares.
 (4) According to a Schedule 13G filed by Rockefeller & Co., Inc., dated February 3, 1997, it has sole voting and dispositive power with respect to the 605,912 shares.
 (5) According to a Schedule 13G filed by Wellington Management Company, LLP, dated January 24, 1997, it has shared dispositive power with respect to 595,700 shares (of which it has sole voting power with respect to 130,700 shares and shared voting power with respect to 465,000 shares).
 (6) According to a Schedule 13G filed by Franklin Resources, Inc., dated February 12, 1997, it has sole voting power and dispositive power with respect to the 478,050 shares.
 (7) According to a Schedule 13G filed by Dimensional, dated February 5, 1997, Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 467,072 shares as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
 (8) Represents incentive stock options to purchase 126,082 shares and nonqualified stock options to purchase 65,918 shares, all exercisable within sixty days of April 7, 1997.
 (9) Represents nonqualified stock options to purchase 31,000 shares, all exercisable within sixty days of April 7, 1997.

(10) Includes nonqualified stock options to purchase 47,000 shares, all exercisable within sixty days of April 7, 1997.
(11) Represents incentive stock options to purchase 18,000 shares and nonqualified options to purchase 47,000 shares, all exercisable within sixty days of April 7, 1997.
(12) Includes nonqualified stock options to purchase 47,000 shares, all exercisable within sixty days of April 7, 1997.
(13) Includes nonqualified stock options to purchase 59,000 shares, all exercisable within sixty days of April 7, 1997. Excludes 7,250 shares held by Mr. Weisman's wife, as to which shares he disclaims beneficial ownership.
(14) Includes nonqualified stock options to purchase 22,000 shares, exercisable within sixty days of April 7, 1997.
(15) Represents incentive stock options to purchase 46,000 shares, all exercisable within sixty days of April 7, 1997.
(16) Represents incentive stock options to purchase 6,500 shares, all exercisable within sixty days of April 7, 1997.
(17) Less than 1% of the outstanding shares.
(18) Includes 645,500 shares underlying options granted to said group of persons. All options are exercisable within sixty days of April 7, 1997.


DIRECTORS' FEES

   The Company paid each director who is not an employee of the Company $500 for each regular meeting of the Board of Directors attended. Mr. Frome bills the Company at his customary rates for time spent on behalf of the Company (whether as a director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending directors' meetings. The Company also granted options to non- employee directors to purchase an aggregate of 25,000 shares of Common Stock during the year ended December 31, 1996 pursuant to the 1996 Non-Employee Directors' Plan.


                           MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the four highest paid executive officers whose total salary and bonus exceeded $100,000 in 1996 (the "Named Executive Officers").

                                                                                      Long Term Compensation
                                                                             ----------------------------------------
                                                                                        Awards               Payouts
                                                                             ----------------------------    ---------
                                              Annual Compensation                             Securities
                                    --------------------------------------     Restricted     Underlying
    Name and Principal      Fiscal                           Other Annual        Stock         Options/        LTIP     All   Other
         Position            Year      Salary      Bonus     Compensation        Awards        SARs (1)      Payouts    Compensation
 ------------------------  --------  ----------    -------   --------------   ------------   ------------    ---------  ------------
Daniel P. McCartney,         1996     $411,687       0          $13,311            0            25,000          0           0
 Chairman of the             1995      426,083       0           13,956            0            40,000          0           0
 Board and Chief             1994      408,190       0            1,668            0            15,000          0           0
 Executive Officer

Thomas A. Cook,              1996     $411,687       0          $ 1,500            0            50,000          0           0
 President, Chief            1995      426,083       0           27,258            0                 0          0           0
 Operating Officer           1994      374,500       0            1,320            0            20,000          0           0
 and Director

Brian M. Waters              1996     $139,186       0          $ 8,700            0            20,000          0           0
 Vice President --           1995      130,391       0            8,700            0                 0          0           0
 Operations                  1994      120,997       0            8,700            0            10,000          0           0

Joseph F. McCartney          1996     $ 98,889       0           11,100            0            16,000          0           0
 Regional Vice               1995      106,879       0           14,913            0                 0          0           0
 President and               1994       92,622       0           11,100            0             8,000          0           0
 Director

James L. DiStefano           1996     $103,393       0                0            0             2,000          0           0
 Chief Financial Officer     1995       99,890       0                0            0             2,000          0           0
 and Treasurer               1994       92,690       0                0            0             1,500          0           0

------
(1) Options to acquire shares of Common Stock. The Company has not awarded any SAR's (Stock Appreciation Rights) as it is not currently authorized to do so under the Employee Plans.

OPTION GRANTS DURING 1996 FISCAL YEAR

   The following table provides information related to options to purchase Common Stock granted to the Named Executive Officers during fiscal 1996.


                                                                                             Potential
                                                                                          Realizable Value
                                                                                             at Assumed
                                                                                          Annual Rates of
                                                                                            Stock Price
                                                                                          Appreciation for
                            Individual Grants                                             Option Term (1)
------------------------------------------------------------------------------------  -----------------------
                                      % of Total
                                       Options
                         Options      Granted to       Exercise
                         Granted     Employees in        Price
         Name            (#) (2)     Fiscal Year      ($/Sh) (2)     Expiration Date       5%          10%
 --------------------   ---------   --------------    ------------   ---------------   ---------   ----------
Daniel P. McCartney..    25,000         10.64%         $10.450(3)     Dec. 6, 2001      $72,179     $159,496

Thomas A. Cook  .....    25,000         10.64%         $ 9.500(4)     Dec. 6, 2001      $65,617     $144,996
                         25,000         10.64%         $ 8.500(4)    April 9, 2001      $58,710     $129,733

Brian M. Waters  ....    10,000          4.26%         $ 9.500(4)     Dec. 6, 2001      $26,247     $ 57,998
                         10,000          4.26%         $ 8.500(4)     Apr. 9, 2001      $23,484     $ 51,893

Joseph F. McCartney       8,000          3.41%         $ 9.500(4)     Dec. 6, 2001      $20,997     $ 46,399
                          8,000          3.41%         $ 8.500(4)     Apr. 9, 2001      $18,787     $ 41,515

James L. DiStefano  .     2,000            (5)         $ 9.500(4)     Dec. 6, 2001      $ 5,249     $ 11,600

------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.
(2) The option exercise price may be paid in shares of Common Stock owned by the executive, in cash, or a combination of any of the foregoing, as determined by the Stock Option Committee.
(3) The exercise price was 110% of the fair market value of the Common Stock on the date of grant.
(4) The exercise price was the market value (i.e., closing market price) of the Common Stock on the date of grant.
(5) Less than 1%.

AGGREGATED OPTION EXERCISES DURING 1996 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

   None of the Named Executive Officers exercised any options during the 1996 fiscal year. The following table provides information related to the number and value of options held at fiscal year end. (The Company does not have any outstanding stock appreciation rights.)


                                                                Value of Unexercised
                        Number of Securities Underlying         In-the-Money Options
                         Unexercised Options at FY-End(#)         at FY-End ($) (1)
                       ----------------------------------  -----------------------------
         Name            Exercisable     Unexercisable     Exercisable     Unexercisable
 --------------------
Daniel P. McCartney        105,000          25,000           $39,875          $     0
Thomas A. Cook  .....      192,000          25,000            90,625           12,500
Brian M. Waters  ....       36,000          10,000            31,000            5,000
Joseph F. McCartney..       57,000           8,000            54,250            4,000
James L. DiStefano  .        4,500           2,000             4,750            1,000

------
(1) The closing price of the Common Stock as reported by the Nasdaq National Market System on December 31, 1996 was $10.00. Value is calculated on the basis of the difference between the option exercise price and $10.00 multiplied by the number of shares of Common Stock underlying the option.

                           STOCK PERFORMANCE GRAPH

   The following graph compares the total cumulative return (assuming dividends are reinvested) on the Common Stock during the five fiscal years ended December 31, 1996 with the cumulative total return on the S&P 500 Index and the S&P Healthcare Industry -- Miscellaneous Services Group Index.


                           TOTAL SHAREHOLDER RETURNS


225---------------------------------------------------------------------------

                                                                         @
220---------------------------------------------------------------------------


175---------------------------------------------------------------------------
                                                          @

150---------------------------------------------------------------------------


125---------------------------------------------------------------------------
                               @           @
               @
100@#*-------------------------------------------------------------------*----
               #                            *
                              *
 75---------------------------------------------------------------------------
                 *                                        *
                              #                                          #
 50-------------------------------------------------------#-------------------
                                            #

 25---------------------------------------------------------------------------


  0---------------------------------------------------------------------------
 Dec91         Dec92         Dec93         Dec94         Dec95         Dec96

-------------------------------------------------------------------------------
* = HEALTHCARE SERVICES GROUP  # = HEALTH CARE (SPEC SVC)-500 @ = S&P 500 INDEX
-------------------------------------------------------------------------------

                                         Prepared by Standard & Poor's Compustat
                                                   Custom Business Unit - 2/7/97

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The compensation of the Chief Executive Officer of the Company is determined by the Board of Directors. The Board's determinations regarding such compensation are based on a number of factors including, in order of importance:

       o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

       o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

       o Consideration of the individual's overall contribution to the Company.

   Compensation for Company executive officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined based upon the recommendation of the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Internal Revenue Code"), since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee. Under the 1995 Incentive and Non-Qualified Stock Option Plan, as amended, no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock. Therefore, compensation received as a result of options granted under the 1995 Incentive and Non-Qualified Stock Option Plan qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code.

   The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

   Mr. Daniel P. McCartney and Mr. Cook each received annual base salaries of $100,000 and an additional 3% of the income from operations before income taxes of the Company attributable to the fiscal year immediately preceding the year for which his annual salary is calculated.

                               The Board of Directors

                               Daniel P. McCartney (Chairman)
                               W. Thacher Longstreth
                               Barton D. Weisman
                               Joseph F. McCartney
                               Robert L. Frome
                               Thomas A. Cook
                               Robert J. Moss
                               John M. Briggs


   Messrs. Daniel P. McCartney, Thomas A. Cook and Joseph F. McCartney did not serve as directors, executive officers or members of the Compensation Committee of any other entity during the fiscal year ended December 31, 1996 and currently do not serve in such capacities.

INTERLOCKS AND INSIDER PARTICIPATION AND OTHER MATTERS

   Mr. Barton D. Weisman, a director of the Company, has an ownership interest in ten nursing homes that have entered into service agreements with the Company. During the year ended December 31, 1996, these agreements resulted in gross revenues of approximately $2,839,000 to the Company.

   The Company leases 6,600 square feet of its corporate offices at 2643 Huntingdon Pike, Huntingdon Valley, Pennsylvania from a general partnership in which Daniel P. McCartney is a general partner. The term of the lease commenced on April 1, 1987 and ends on March 31, 2001. Minimum annual rent is $88,620 payable monthly.

   Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties. The remaining transaction was deemed fair and reasonable and approved as being in the best interests of the Company, by the disinterested directors.

   Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome & Rosenzweig LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

   The Securities and Exchange Commission (the "SEC") had conducted a non-public investigation with respect to certain allegations of violations of the Federal securities laws by the Company and certain of its officers with respect to periods ended on or before March 31, 1992. A settlement was concluded on October 16, 1996 when a final judgment, upon consent, was entered in the United States District Court for the Eastern District of Pennsylvania (96 Civ. 6464) based upon a complaint filed by the SEC against the Company, two of its executive officers, Messrs. McCartney and Cook, and one former officer, without admission or denial of the allegations of the complaint by any parties. The complaint alleged violations of certain Federal securities laws, including anti-fraud, reporting, internal controls and books and records provisions thereof by the Company and such officers, including alleged violations of Section 10b of the Exchange Act, Rule 10b-5 thereunder, Section 13a of the Exchange Act and Rules 13a-1, 13a-13 and 12b-20. Pursuant to the settlement, the Company and these officers were permanently enjoined from violating certain provisions of the Federal securities laws, and the Company and these individuals were required to pay civil penalties aggregating approximately $850,000, of which $800,000 was paid in December 1996. Mr. McCartney and Mr. Cook were required to pay penalties of $100,000 and $50,000, respectively. The Company indemnified Messrs. McCartney and Cook for these payments.

                                PROPOSAL NO. 2

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board of Directors as the independent public accountants of the Company for the year ended December 31, 1997. Said firm has no other relationship to the Company. The Board of Directors recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the independent public accountants of the Company for the year ending December 31, 1997. A representative of Grant Thornton LLP, which has served as the Company's independent public accountants since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent public accountants.

                                OTHER MATTERS

   So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein.

                      DEADLINE FOR SHAREHOLDER PROPOSALS

   To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 30, 1997.


                                ANNUAL REPORT

   The 1996 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you do not receive your copy please advise the Company and another will be sent to you.


                                           By Order of the Board of Directors,

                                                   DANIEL P. MCCARTNEY
                                                      Chairman and
                                                 Chief Executive Officer


Dated: Huntingdon Valley, Pennsylvania
       April 7, 1997

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 2643 Huntingdon Pike, Huntingdon Valley, Pennsylvania 19006.

/X/ Please mark your               Nominees: Daniel P. McCartney; W.
    votes as in this                         Thacher Longstreth; Barton
    example.                                 D. Weisman; Joseph F.
                 FOR     WITHHELD            McCartney; Robert L. Frome
1. Election of   / /        / /              Thomas A. Cook; Robert J. Moss;
   Directors                                 and John M. Briggs; and in
                                             accordance with proxy Statement
                                   (Instruction: To withhold authority to vote
                                    for any individual nominee, print that
                                    nominee's name on the space provided at
                                    left.)

  FOR all nominees listed on the right (except as marked to the contrary below)

  -----------------------------------------------

           2. To approve and ratify          FOR     AGAINST     ABSTAIN
              the selection of Grant         / /       / /         / /
              Thornton LLP as independent
              accountants of the Company
              as described in Proxy
              Statement.


SIGNATURE(S)_____________________________________________________DATE__________
  NOTE: Please sign exactly as your name or names appear hereon. When signing as Executor, Administrator, Trustee, Corporate Officer Attorney, Agent or Guardian, etc; please add your full title to your signature. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States. Please date, sign and return this proxy in the enclosed envelope.

                       HEALTHCARE SERVICES GROUP, INC.
                                                                         PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders to be held at The Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, PA, 19047 on May 13, 1997 at 10:00 A.M.

   The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and Thomas A. Cook, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said Corporation to be held at the time and place set forth above, and at any adjournment thereof, in the transaction of such business as may properly come before the meeting or any adjournment thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated below.

   THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS AND THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS, ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                        (To be Signed on Reverse Side)